UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2007

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2007 Ener1, Inc.’s (Ener1) 80.5% owned subsidiary, EnerDel, Inc. ("EnerDel) entered into a Supply Agreement with Think Global of Oslo, Norway, ("Think") the manufacturer of the Think City electric vehicle (EV).

Under the agreement, Think has selected EnerDel to supply Lithium ion battery packs for the Think electric vehicle, Think City. Under the Agreement, EnerDel must deliver production prototypes in March 2008 and pre-production parts in July 2008 for approximately $1.4 million. After completion of the production prototypes and delivery of pre-production parts, Think will order units on a rolling six-month purchase order with the first delivery expected in December 2008. The Company estimates deliveries of approximately $70 million based upon Think’s minimum forecasted vehicle delivery schedule over the approximate two-year period, although quantities may increase or decrease from the estimate. Think may increase the number of units on six months notice. Think is not obligated to buy any units if design and test requirements are not met.

Item 7.01 Regulation FD Disclosure.

Ener1, Inc. issued a press release on October 15, 2007 announcing that its 80.5% owned subsidiary, EnerDel, Inc. entered into a Supply Agreement with Think Global of Oslo, Norway, the manufacturer of the Think City electric vehicle (EV).

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

This report contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this press release involve risks and uncertainties, including, but not necessarily limited to: the Company’s ability to achieve the milestones upon which funding from its controlling shareholder is conditioned; EnerDel’s ability to succeed as a supplier of batteries to the hybrid electric vehicle and other markets; Ener1’s ability to successfully develop and market proposed lithium battery, fuel cell and nanotechnology-based products and services; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services; EnerDel’s ability to deliver prototype, production samples and finished product to electric vehicle customers; the estimated future sales for EnerDel’s EV batteries; Ener1’s history of operating losses; EnerFuel’s ability to complete the development of and sell the surveillance camera; the lack of operating history for the development stage Ener1 businesses; the need for additional capital; the dependency upon key personnel; and other risks detailed in filings made from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 15, 2007	By:	/s/ Ajit Habbu

Name: /s/ Ajit Habbu
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.50	Supply Agreement with Think Global
99.1	Press Release issued on October 15, 2007

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